Exhibit 23.2

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our OFS Data Packet, published in the second quarter of 2018.

Coras Research, LLC

/s/ Daniel Cruise
Name:	Daniel Cruise
Title:	Managing Director

August 15, 2018